                                                                    EXHIBIT 4.12

To the Chancery Clerk of the N/A Judicial District of Tunica County, Mississippi, the real property described herein is situated in the NE 1/4 and N 1/2 of the SE 1/4 of Section 24, Township 3 South, Range 12 West of Tunica County, Mississippi.



PREPARED BY AND WHEN                                     [State of Mississippi]
RECORDING RETURN TO:
Sarah M. Ekdahl
LATHAM & WATKINS
Sears Tower, Suite 5800
233 South Wacker Drive
Chicago, IL  60606
Telephone:  (312) 876-7700

              SECOND LEASEHOLD DEED OF TRUST, SECURITY AGREEMENT,
                        ASSIGNMENT OF LEASES AND RENTS,
                    FIXTURE FILING, AND FINANCING STATEMENT

                                     FROM

                               HWCC-TUNICA, INC.

                                  IN FAVOR OF


                          PHILLIP A. POITEVIN, TRUSTEE

                               FOR THE BENEFIT OF

                          HOLLYWOOD CASINO CORPORATION

ATTENTION: FILING OFFICER--INSTRUMENT COVERS GOODS THAT ARE OR ARE TO BECOME FIXTURES ON THE REAL PROPERTY DESCRIBED HEREIN AND IS TO BE FILED FOR RECORD IN THE RECORDS WHERE DEEDS OF TRUST ON REAL ESTATE ARE RECORDED. ADDITIONALLY, THIS INSTRUMENT SHOULD BE APPROPRIATELY INDEXED, NOT ONLY AS A DEED OF TRUST, BUT ALSO AS A FIXTURE FILING AND FINANCING STATEMENT COVERING GOODS THAT ARE OR ARE TO BECOME FIXTURES ON THE REAL PROPERTY DESCRIBED HEREIN. THE MAILING ADDRESSES OF THE GRANTOR (DEBTOR) AND BENEFICIARY (SECURED PARTY) ARE SET FORTH IN THIS INSTRUMENT

                               TABLE OF CONTENTS
                               -----------------

ARTICLE 1..............................................................................................................2
---------

DEFINITIONS............................................................................................................2
-----------

     Section 1.01. Terms Defined Above.................................................................................2
                   -------------------
     Section 1.02. Definitions.........................................................................................2
                   -----------
     Section 1.03. Articles and Sections...............................................................................6
                   ---------------------
     Section 1.04. Singular and Plural.................................................................................6
                   -------------------
     Section 1.05. References..........................................................................................6
                   ----------
     Section 1.06. Other Defined Terms.................................................................................6
                   -------------------

ARTICLE 2..............................................................................................................6
---------

GRANT..................................................................................................................6
-----

     Section 2.01. Grant...............................................................................................6
                   -----
     Section 2.02. Security Interest...................................................................................7
                   -----------------
     Section 2.03. Grantor's License to Collect Rents, Until Default...................................................7
                   -------------------------------------------------
     Section 2.04. No Obligation of Beneficiary........................................................................8
                   ----------------------------
     Section 2.05. Fixture Filing......................................................................................8
                   --------------

ARTICLE 3..............................................................................................................8
---------

WARRANTIES AND REPRESENTATIONS.........................................................................................8
------------------------------

     Section 3.01. Title to Mortgaged Property and Lien of this Instrument.............................................8
                   -------------------------------------------------------

ARTICLE 4..............................................................................................................8
---------

AFFIRMATIVE COVENANTS..................................................................................................8
---------------------

     Section 4.01. Lien Status.........................................................................................8
                   -----------
     Section 4.02. Payment of Impositions..............................................................................9
                   ----------------------
     Section 4.03. Repair..............................................................................................9
                   ------
     Section 4.04. Insurance...........................................................................................9
                   ---------
     Section 4.05. Application of Insurance Proceeds..................................................................10
                   ---------------------------------
     Section 4.06. Performance of Leases..............................................................................10
                   ---------------------
     Section 4.07. Inspection.........................................................................................10
                   ----------
     Section 4.08. Books and Records..................................................................................10
                   -----------------
     Section 4.09. Maintenance of Rights of Way, Easements, and Licenses..............................................10
                   -----------------------------------------------------
     Section 4.10. Environmental Indemnification and Hold Harmless....................................................11
                   -----------------------------------------------

ARTICLE 5.............................................................................................................12
---------

NEGATIVE COVENANTS....................................................................................................12
------------------

     Section 5.01. Use Violations.....................................................................................12
                   --------------
     Section 5.02. Alterations........................................................................................12
                   -----------
     Section 5.03. Replacement of Fixtures and Personalty.............................................................12
                   --------------------------------------
     Section 5.04. No Further Encumbrances............................................................................12
                   -----------------------

ARTICLE 6.............................................................................................................12
---------

EVENTS OF DEFAULT AND REMEDIES........................................................................................12
------------------------------

     Section 6.01. Event of Default...................................................................................12
                   ----------------
     Section 6.02. Remedies...........................................................................................13
                   --------
     Section 6.03. Separate Sales.....................................................................................15
                   --------------
     Section 6.04. Remedies Cumulative, Concurrent and Nonexclusive...................................................15
                   ------------------------------------------------
     Section 6.05. No Conditions Precedent to Exercise of Remedies....................................................15
                   -----------------------------------------------
     Section 6.06. Release of and Resort to Collateral................................................................16
                   -----------------------------------
     Section 6.07. Waiver of Redemption, Notice and Marshalling of Assets.............................................16
                   ------------------------------------------------------
     Section 6.08. Discontinuance of Proceedings......................................................................16
                   -----------------------------
     Section 6.09. Application of Proceeds............................................................................16
                   -----------------------
     Section 6.10. Acceleration Following Certain Events..............................................................17
                   -------------------------------------
     Section 6.11. Indemnity..........................................................................................17
                   ---------
     Section 6.12. Environmental Matters..............................................................................18
                   ---------------------

ARTICLE 7.............................................................................................................19
---------

CONDEMNATION..........................................................................................................19
------------

     Section 7.01. General............................................................................................19
                   -------

ARTICLE 8.............................................................................................................19
---------

CONCERNING THE DEED TRUSTEE...........................................................................................19
---------------------------

     Section 8.01. No Required Action.................................................................................19
                   ------------------
     Section 8.02. Certain Rights.....................................................................................19
                   --------------
     Section 8.03. Retention of Moneys................................................................................20
                   -------------------
     Section 8.04. Successor Deed Trustees............................................................................20
                   -----------------------
     Section 8.05. Perfection of Appointment..........................................................................20
                   -------------------------
     Section 8.06. Succession Instruments.............................................................................20
                   ----------------------
     Section 8.07. No Representation by Deed Trustee..................................................................21
                   ---------------------------------

ARTICLE 9.............................................................................................................21
---------

MISCELLANEOUS.........................................................................................................21
-------------

     Section 9.01. Performance at Grantor's Expense...................................................................21
                   --------------------------------
     Section 9.02. Survival of Obligations............................................................................21
                   -----------------------
     Section 9.03. Further Assurances.................................................................................21
                   ------------------
     Section 9.04. Notices............................................................................................21
                   -------
     Section 9.05. No Waiver..........................................................................................22
                   ---------
     Section 9.06. Beneficiary's Right to Perform the Obligations.....................................................22
                   ----------------------------------------------
     Section 9.07. Covenants Running with the Land....................................................................22
                   -------------------------------
     Section 9.08. Successors and Assigns.............................................................................22
                   ----------------------
     Section 9.09. Severability.......................................................................................22
                   ------------
     Section 9.10. Modification.......................................................................................23
                   ------------
     Section 9.11. Counterparts.......................................................................................23
                   ------------
     Section 9.12. Applicable Law.....................................................................................23
                   --------------
     Section 9.13. Subrogation........................................................................................23
                   -----------
     Section 9.14. No Partnership.....................................................................................23
                   --------------
     Section 9.15. Headings...........................................................................................23
                   --------
     Section 9.16. Leasehold Provisions...............................................................................24
                   --------------------
     Section 9.17. Gaming Authorities.................................................................................27
                   ------------------
     Section 9.18. Indenture..........................................................................................27
                   ---------
     Section 9.19. Rights of Holders..................................................................................27
                   -----------------
     Section 9.20. No Personal Liability of Directors, Officers, Employees and Stockholders...........................27
                   ------------------------------------------------------------------------
     Section 9.21. Exculpation Provisions.............................................................................27
                   ----------------------
     Section 9.22. Fraudulent Conveyance Savings Clause...............................................................28
                   ------------------------------------

                        SECOND LEASEHOLD DEED OF TRUST,
                              SECURITY AGREEMENT,
                         ASSIGNMENT OF LEASES AND RENTS
                     FIXTURE FILING AND FINANCING STATEMENT
                     --------------------------------------

     THIS SECOND LEASEHOLD DEED OF TRUST, SECURITY AGREEMENT, ASSIGNMENT OF LEASES AND RENTS, FIXTURE FILING AND FINANCING STATEMENT (hereinafter together with any and all amendments, supplements, restatements or modifications of any kind referred to as the "Deed of Trust"), entered into as of May 19,1999, by
                         -------------
HWCC-TUNICA, INC., a Texas corporation (hereinafter whether one or more, and any and all subsequent owners of the Mortgaged Property or any part thereof referred to as "Grantor"), whose address for notice hereunder is Two Galleria Tower,
       -------
Suite 2200, 13455 Noel Road, LB48, Dallas, Texas 75240, to Phillip A. Poitevin, Trustee (hereinafter together with any successor or substitute referred to in such capacity as "Deed Trustee"), whose address is 1675 Lakeland Drive,
                  ------------
Riverhill Tower, Jackson, Mississippi 39216 for the benefit of HOLLYWOOD CASINO CORPORATION, a Delaware corporation, whose address for notice is Two Galleria Tower, Suite 2200, 13455 Noel Road, LB48, Dallas, Texas 75240 (the "Grantee" or
                                                                    -------
the "Beneficiary").  Pursuant to a certain Collateral Assignment of Second
     -----------
Leasehold Deed of Trust, Security Agreement, Assignment of Leases and Rents, Fixture Filing and Financing Statement of even date herewith (the "Collateral
                                                                   ----------
Assignment"), Grantee has, in turn, collaterally assigned its interest hereunder
----------
to State Street Bank and Trust Company, a Massachusetts chartered trust company, as Trustee for the holders of the Senior Secured Notes hereinafter referred to. STATE STREET BANK AND TRUST COMPANY, as Trustee, whose address for notice hereunder is Two International Place, 4th Floor, Boston, Massachusetts 02110,
Attention: Corporate Trust Administration, is hereinafter referred to as the

"Indenture Trustee".
------------------

                                    RECITALS
                                    --------

     A. Of even date herewith, Grantor has executed an amended and restated promissory note (as the same may be amended, supplemented, restated or otherwise modified from time to time, being herein referred to as the "Intercompany Note")
                                                             -----------------
payable to the order of the Grantee, in the original principal amount of $87,045,000.

     B. Grantor is entering into this Deed of Trust to secure, among other things, its obligations under the Note payable to the order of the Grantee.

     C. Grantee, the Grantor, HWCC-Shreveport, Inc. and the Trustee have entered into an Indenture dated as of May 19, 1999 (as the same may from time to time be amended, supplemented, restated or otherwise modified, the "Indenture"),
                                                                    ---------
pursuant to which the Grantee will issue up to (i) $310,000,000 of its 11 1/4% Series A and Series B Senior Secured Notes due 2007, and (ii) $50,000,000 of its Floating Rate Series A and Series B Senior Secured Notes due 2006 (as the same may be amended, supplemented, restated, exchanged, replaced or otherwise modified from time to time, collectively, the "Senior Secured Notes"). Pursuant
                                               --------------------
to the Collateral Assignment, Grantee has agreed to collaterally assign all of its right, title and interest in and to the Intercompany Note and the liens and security interests securing same (including the liens and security interests granted under this Deed of Trust) to the Indenture Trustee as security for, among other things, the Grantee's obligations under the Indenture and the Senior Secured Notes.

     A. It is a condition precedent to the purchase of the Senior Secured Notes under the Indenture that the Grantor shall have executed and delivered this Deed of Trust.

     B. Therefore, to induce the Indenture Trustee to execute the Indenture, in order to comply with the terms and conditions of the Indenture and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Grantor hereby agrees with Grantee as follows:

                                   ARTICLE 1
                                   ---------

                                  DEFINITIONS
                                  -----------

     Section 1.01.  Terms Defined Above. As used in this deed of Trust, the
                    -------------------
terms "Collateral Assignment", "Deed of Trust", "Grantor", "Deed Trustee",
       ---------------------    -------------    -------    ------------
"Beneficiary", "Indenture Trustee", "Senior Secured Notes" and "Intercompany
 -----------    -----------------    --------------------       ------------
Note" shall have the meanings assigned to them above.
----

     Section 1.02.  Definitions. As used herein, the following terms shall
                    -----------
have the following meanings:

     "Buildings": Any and all buildings, covered garages, utility sheds,
      ---------
     workrooms, air conditioning towers, open parking areas and other improvements, and any and all additions, alterations, betterments or appurtenances thereto, now or at any time hereafter situated, placed or constructed upon the Land or any part thereof.

     "Environmental Law": Any federal, state or local statute, law, rule,
      -----------------
     regulation, ordinance, code, policy or rule of common law now or hereafter in effect and in each case as amended, and any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to the environment, health, safety or Hazardous Materials including, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, 42 U.S.C.
     (S)(S)9601 et seq.; the Resource Conservation and Recovery Act, 42 U.S.C.
     (S)(S)6901 et seq.; the Hazardous Materials Transportation Act, 49 U.S.
     (S)(S) 1801 et seq.; the Clean Water Act, 33 U.S.C. (S)(S)1251 et seq.; the Toxic Substance Control Act, 15 U.S.C. (S)(S)2601 et seq.; the Clean Air Act, 42 U.S.C. (S)(S)7401 et seq.; the Safe Drinking Water Act, 42 U.S.C.
     (S)(S)300f et seq.; the Atomic Energy Act, 42 U.S.C. (S)(S)2011 et seq.; the Federal Insecticide, Fungicide and Rodenticide Act, 7 U.S.C. (S)(S)136 et seq.; and the Occupational and Safety and Health Act, 29 U.S.C.
     (S)(S)651 et. seq.

     "Event of Default": As defined in Section 6.01 hereof.
      ----------------                 ------------

     "First Lien Deed of Trust":  As defined in Section 2.06.
      ------------------------

     "Fixtures": All materials, supplies, equipment, apparatus, fixtures and
      --------
     other items now or hereafter acquired by Grantor and now or hereafter attached to, installed in or used or procured for use in connection with (temporarily or permanently) any of the Buildings or the Land, insofar as the same are, or can by agreement of the parties be made, a part of the real estate, including but not limited to any and all partitions, dynamos, window screens and shades, drapes, rugs and other floor coverings, awnings, motors, engines, boilers, furnaces, pipes, plumbing, cleaning, call and sprinkler systems, fire extinguishing apparatus and equipment, water tanks, swimming pools, heating, ventilating, plumbing, laundry, incinerating, air conditioning and air cooling equipment and systems, gas and electric machinery, appurtenances and equipment, disposals, dishwashers, refrigerators and ranges, recreational equipment and facilities of all kinds, and water, gas, electrical, storm and sanitary sewer facilities and all other utilities whether or not situated in easements, together with all accessions, replacements, betterments and substitutions for any of the foregoing and the proceeds thereof.

     "Hazardous Materials": Any (i) petroleum products, natural or synthetic
      -------------------
     gas, asbestos in any form that is or could be friable, urea formaldehyde foam insulation and radon gas; (ii) substances defined as or included in the definition of "hazardous substances," "hazardous waste," "hazardous materials," "extremely hazardous waste," "restrictive hazardous waste," "toxic substances," "toxic pollutants," "contaminants," or "pollutants," or words of similar import, under any applicable Environmental Law; and (iii) any other substance exposure to which is regulated by any governmental authority.

     "Impositions":  All real estate and personal property taxes; water, gas,
      -----------
     sewer, electricity and other utility rates and charges; charges for any easement, license or agreement maintained for the benefit of the Mortgaged Property; and all other taxes, charges and assessments and any interest, costs or penalties with respect thereto, general and special, ordinary and extraordinary, foreseen and unforeseen, of any kind and nature whatsoever which at any time prior to or after the execution hereof may be assessed, levied or imposed upon the Mortgaged Property or the Rents or the ownership, use, occupancy or enjoyment thereof.

     "Indemnified Parties":  Deed Trustee, Indenture Trustee, Beneficiary and
      -------------------
     the holders of the Senior Secured Notes and their respective officers, directors, employees, agents, and attorneys.

     "Land":  The real estate or interest therein described in Exhibit A
      ----                                                     ---------
     attached hereto, and all rights, titles and interests appurtenant thereto.

     "Leases":  Any and all leases, subleases, licenses, concessions or other
      ------
     agreements (written or oral, now or hereafter in effect, and whether one or more) which grant a possessory interest in and to, or the right to use, the Mortgaged Property, and all other agreements, including without limitation, utility contracts, maintenance agreements and service contracts, which in any way relate to the use, occupancy, operation, maintenance, enjoyment or ownership of the Mortgaged Property, including, but not limited to, the Lease referred to in Section 9.16 hereof.
                          ------------

     "Legal Requirements":  (i) any and all present and future judicial
      ------------------
     decisions, statutes, rulings, rules, regulations, permits, certificates or ordinances of any governmental authority in any way applicable to Grantor or the Mortgaged Property, including the ownership, use, occupancy, possession, operation, maintenance, alteration, repair or reconstruction thereof; (ii) Grantor's presently or subsequently effective bylaws and articles of incorporation or partnership, limited partnership, joint venture, trust or other form of business association agreement; (iii) any and all Leases; and (iv) any and all leases and other contracts (written or oral) of any nature to which Grantor may be bound, including without limitation, any lease or other contract pursuant to which Grantor is granted a possessory interest in the Land.

     "Mortgaged Property":  The Land, Buildings, Fixtures, Permits (to the
      ------------------
     extent assignable) Personalty, Leases and, subject to the rights of Grantor under Section 2.03 hereof, Rents, together with:
           ------------

          (i) all rights, privileges, tenements, hereditaments, rights-of-way, easements, appendages and appurtenances in anywise appertaining thereto, and all right, title and interest of Grantor in and to any streets, ways, alleys, strips or gores of land adjoining the Land or any part thereof, together with all of Grantor's vessel, The Hollywood Tunica, Official No. 534006 (the "Vessel"), whether or not such Vessel
                                            ------
          is a vessel within the meaning of 46 U.S.C. (S) 31322(a), and all rights of Grantor therein; and

          (ii) all betterments, additions, alterations, appurtenances, substitutions, replacements and revisions thereof and thereto and all reversions and remainders therein; and

          (iii) all of Grantor's right, title and interest in and to any awards, remuneration, settlements or compensation heretofore made or hereafter to be made by any Governmental Authority pertaining to the Land, Buildings, Fixtures or Personalty, including those for any vacation of, or change of grade in, any streets affecting the Land or the Buildings.

          provided, however, that so long as no Event of Default shall occur and
          --------  -------
          be continuing, all dividends, distributions, interests and principal payments, cash, instruments, and other property and proceeds made upon or with respect to or of the Mortgaged Property (including Rents) may be used by the Grantor subject to the terms and conditions of Indenture. Upon the occurrence and during the continuance of an Event of Default, all rights of the Grantor to receive all dividends, distributions, interest or principal payments, cash, instruments and other property and proceeds (including Rents) shall cease and such dividends, distributions, interest and principal payments, cash, instruments and other property and proceeds (including Rents) shall be paid or otherwise delivered the Beneficiary or the Indenture Trustee. As used in this Deed of Trust, the term "Mortgaged Property" shall be
                                                   ------------------
          expressly defined as meaning all or, where the context permits or requires, any portion of the above, and all or, where the context permits or requires, any interest therein.

     "Obligations":  (i) the payment when due of indebtedness evidenced by the
      -----------
     Intercompany Note in the principal sum not to exceed at any time outstanding of $87,045,000, interest (including post-petition interest) as set forth therein, and premiums, penalties, and late charges thereon; (ii) all other indebtedness and other sums (including, without limitation, all expenses, attorneys' fees, other fees, indemnifications, reimbursements, damages, other monetary liabilities, and other charges) and obligations that may or shall become due hereunder or under the Intercompany Note, this Deed of Trust, and the other documents executed as security for or in connection with the Intercompany Note, and (iii) any and all renewals, modifications, amendments, extensions for any period, supplements or restatements of any of the foregoing.

     "Permits":  All applicable authorizations, consents, licenses, approvals,
      -------
     indemnification numbers and permits required under Legal Requirements (including, without limitation, Environmental Laws) required for construction, operation and occupancy of the Mortgaged Property.

     "Permitted Encumbrances":  The items set forth on Exhibit B hereto.
      ----------------------                           ---------

     "Personalty":  All of the right title and interest of Grantor in and to all
      ----------
     furniture, furnishings (other than Fixtures), insurance proceeds relating to the Mortgaged Property and deposits or other funds or evidences of credit or indebtedness deposited by or on behalf of Grantor with any governmental agencies, boards, corporations and other providers of utility services, public or private, including specifically but without limitation, all refundable, returnable or reimbursable tap fees, utility deposits, commitment fees and development costs, and all other personal property on which a security interest may be granted under the UCC, together with accessories and replacements thereto or therefor and the proceeds thereof.

     "Post-Default Rate":  The interest rate applicable to overdue principal
      -----------------
     pursuant to the provisions of the Indenture.

     "Prior Liens":  As defined in Section 9.13 hereof.
      -----------                  ------------

     "Rents":  All of the rents, revenues, income, proceeds, profits, security
      -----
     and other types of deposits, and other benefits paid or payable by parties to the Leases other than Grantor for using, leasing, licensing, possessing, operating from, residing in, selling or otherwise enjoying the Mortgaged Property, including all rents, revenues, bonus money, royalties, rights and benefits accruing to Grantor under all present and future oil, gas and mineral leases on any part of the Land.

     "UCC":  The Uniform Commercial Code as presently in effect in the state of
      ---
     New York (except to the extent that the laws of any other jurisdiction govern the perfection and priority of the security interests granted hereby).

     Section 1.03.  Articles and Sections. References to Articles and Sections
                    ---------------------
shall mean the corresponding Article or Section of this Deed of Trust unless the context requires otherwise.

     Section 1.04.  Singular and Plural. Words used herein in the singular,
                    -------------------
where the context so permits, shall be deemed to include the plural and vice versa. The definitions of words in the singular herein shall apply to such words when used in the plural where the context so permits and vice versa.

     Section 1.05.  References. The words "herein," "hereof," "hereunder," and
                    ----------
other words of similar import when used in this Deed of Trust refer to this Deed of Trust as a whole, and not to any particular Article or Section.

     Section 1.06.  Other Defined Terms. Any capitalized term used in this Deed
                    -------------------
of Trust and not defined herein shall have the meaning assigned to such term in the Indenture.

                                   ARTICLE 2
                                   ---------

                                     GRANT
                                     -----

     Section 2.01.  Grant. To secure the full and timely payment of and the full
                    -----
and timely performance and discharge of the Obligations, Grantor has GRANTED, BARGAINED, SOLD and CONVEYED, and by these presents does GRANT, BARGAIN, SELL and CONVEY, unto Deed Trustee the Mortgaged Property, subject, however, to the Permitted Encumbrances, for the benefit of the Beneficiary, TO HAVE AND TO HOLD the Mortgaged Property unto Deed Trustee, forever, and Grantor does hereby bind itself, its successors and assigns to WARRANT AND FOREVER DEFEND the title to the Mortgaged Property unto Deed Trustee against every person whomsoever lawfully claiming or to claim the same or any part thereof; provided that, the
                                                            ------- ----
Liens, security interests, estates and rights granted hereunder and all of Grantor's rights, powers, and remedies in connection therewith shall, unless otherwise provided in the Indenture or this Deed of Trust, remain in full force and effect until payment in full, or provision for payment in full, of (A) the Intercompany Note and (B) all Obligations then due and owing under the Indenture, the Senior Secured Notes and the Collateral Documents; provided,
                                                                  --------
however, that after receipt from the Grantor by the Indenture Trustee of a
-------
request for a release of any Mortgaged Property permitted under the Indenture upon the sale, transfer, assignment, exchange or other disposition of such Mortgaged Property not prohibited by the Indenture (and upon receipt of the Beneficiary of all proceeds of such sale, transfer, assignment, exchange or other disposition to the extent required to be remitted to the Beneficiary under the Indenture or otherwise), such Mortgaged Property shall be released from the Liens, security interests, estates and rights granted by this Deed of Trust and no longer constitute Mortgaged Property. Upon the payment in full, or provision for payment in full, of (A) the Intercompany Note and (B) all Obligations then due and owing under the Indenture, the Senior Secured Notes and the Collateral Documents, the Grantor shall be entitled to the return, upon its request and at its expense, of such of the Mortgaged Property as shall not have been sold or otherwise applied pursuant to the terms hereof, and the Liens, security interests, estates and rights granted by this Deed of Trust shall terminate, otherwise same shall remain in full force and effect. Upon any termination of this Deed of Trust or release of any Mortgaged Property as permitted by the Indenture, the Indenture Trustee will, at the expense of the Grantor, execute and deliver to the Grantor such documents and take such other actions as the Grantor shall reasonably request to evidence the termination of this Deed of Trust or the release of such Mortgaged Property, as the case may be. Any such action taken by the Indenture Trustee shall be without warranty by or recourse to the Indenture Trustee, except as to the absence of any prior assignments by the Indenture Trustee of its interests in the Mortgaged Property, and shall be at the expense of the Grantor. The Indenture Trustee may conclusively rely on any certificate delivered to it by the Grantor stating that the execution of such documents and release of the Mortgaged Property is in accordance with and permitted by the terms of the Indenture and this Deed of Trust.

     Section 2.02.  Security Interest. This Deed of Trust shall be construed
                    -----------------
as a deed of trust on real property and it shall also constitute and serve (a) as a "Security Agreement" on personal property within the meaning of, and shall constitute a second security interest under, the UCC with respect to the Personalty, Fixtures, Leases and Rents (subject to Permitted Encumbrances), and
(b) as an "Assignment of Leases and Rents" of the Leases and Rents (subject to Permitted Encumbrances). To this end, Grantor has GRANTED, BARGAINED, CONVEYED, ASSIGNED, TRANSFERRED, AND SET OVER, and by these presents does GRANT, BARGAIN, CONVEY, ASSIGN, TRANSFER AND SET OVER, unto Deed Trustee and unto Beneficiary, a second security interest and all of Grantor's right, title and interest in, to and under the Personalty, Fixtures, Leases and Rents to secure the full and timely payment of and the full and timely performance and discharge of the Obligations, subject to Permitted Encumbrances.

     Section 2.03.  Grantor's License to Collect Rents Until Default.
                    ------------------------------------------------
Grantor and Beneficiary agree that this Deed of Trust is an absolute and present assignment of Leases and Rents. Provided there exists no Event of Default, Grantor shall have the right under a license granted hereby and Beneficiary hereby grants to Grantor a license (but limited by the remedies of Beneficiary set forth herein and in the Indenture) to collect, but not more than one (1) month in advance, all of the Rents due or to become due under the Leases, and, subject to the restrictions set forth in the Indenture, if any, to exercise the rights of landlord under the Leases. The license granted hereby may be revoked at Beneficiary's option upon written notice from Beneficiary to Grantor after the occurrence and during the continuance of an Event of Default. Grantor hereby agrees with Beneficiary that the other parties under the Leases may, upon notice from Indenture Trustee or Beneficiary of the occurrence of an Event of Default that is then continuing, thereafter pay direct to Beneficiary the Rents due and to become due under the Leases and attorn all other obligations thereunder directly to Beneficiary without any obligation on their part to determine whether an Event of Default does in fact exist. Additionally, upon the occurrence and during the continuance of an Event of Default, Grantor hereby constitutes and appoints Beneficiary its true and lawful attorney-in-fact with full power of substitution to collect Rents and other sums due and to become due under the Leases and to endorse, either in the name of Grantor or in the name of Beneficiary, any check made payable to Grantor or any assumed business name of Grantor representing Rents and other sums due and to become due under the Leases. Following the occurrence and during the continuance of an Event of Default and the acceleration of the Intercompany Note, any such Rent and other sums shall be applied in accordance with the provisions of the Indenture. It is understood and agreed that this power is coupled with an interest which cannot be revoked.

     Section 2.04.  No Obligation of Beneficiary. The assignment and security
                    ----------------------------
interest herein granted shall not be deemed or construed to constitute Beneficiary as a mortgagee in possession of the Mortgaged Property, to obligate Beneficiary to lease the Mortgaged Property or attempt to do same, or to take any action, incur any expense or perform or discharge any obligation, duty or liability whatsoever.

     Section 2.05.  Fixture Filing. This Deed of Trust shall constitute a
                    --------------
"fixture filing" for all purposes of the UCC. All or part of the Mortgaged Property are or are to become fixtures on the Land; information concerning the security interest herein granted may be obtained at the addresses set forth on the signature page hereof. The addresses of the Secured Party (Beneficiary) and of the Debtor (Grantor) are set forth on the signature page hereof.

     Section 2.06.  Second Lien. Of even date herewith, Grantor is executing a
                    -----------
certain First Leasehold Deed of Trust, Security Agreement, Assignment of Leases and Rents, Fixture Filing and Financing Statement in favor of State Street Bank and Trust Company, as Trustee (the "First Lien Deed of Trust"). The liens and
                                    ------------------------
security interests granted in this Deed of Trust shall be inferior and subordinate to the liens and security interests granted in the First Lien Deed of Trust, which shall be first priority.

                                   ARTICLE 3
                                   ---------

                         WARRANTIES AND REPRESENTATIONS
                         ------------------------------

     Grantor hereby unconditionally warrants and represents to Beneficiary as follows:

     Section 3.01.  Title to Mortgaged Property and Lien of this Instrument.
                    -------------------------------------------------------
Grantor has good and indefeasible title to the Land (in fee simple, if the Lien created hereunder be on the fee, or a first and prior leasehold estate, if it be created on the leasehold estate) and Buildings, and good and indefeasible title to the Fixtures and Personalty, free and clear in each case of any liens, charges, encumbrances, security interests and adverse claims whatsoever except the Permitted Encumbrances. This Deed of Trust constitutes a valid and subsisting second Lien deed of trust on the Land, the Buildings and the Fixtures and a valid, subsisting second security interest in and to, and a valid second (subject to Permitted Encumbrances) assignment of, the Personalty and Leases and Rents (subject to the rights of Grantor under Section 2.03 hereof), all in
                                              ------------
accordance with the terms hereof.

                                   ARTICLE 4
                                   ---------

                             AFFIRMATIVE COVENANTS
                             ---------------------

     Grantor hereby unconditionally covenants and agrees with Beneficiary as follows:

     Section 4.01.  Lien Status.  Grantor will protect the second Lien and
                    -----------
security interest status (subject to Permitted Encumbrances) of this Deed of Trust and, except to the extent permitted by the provisions of the Indenture or hereunder, will not place, or permit to be placed, or otherwise mortgage, hypothecate or encumber the Mortgaged Property with, any other Lien or security interest of any nature whatsoever (statutory, constitutional or contractual) regardless of whether same is allegedly or expressly inferior to the Lien and security interest created by this Deed of Trust, and, if any such Lien or security interest is asserted against the Mortgaged Property (unless such Lien or encumbrance constitutes a Permitted Encumbrance), Grantor will promptly, at its own cost and expense, (a) pay the underlying claim in full or take such other action so as to cause same to be released or bonded around and (b) within five
(5) days from the date such Lien or security interest is so asserted, give Beneficiary notice of such Lien or security interest. Such notice shall specify who is asserting such Lien or security interest and shall detail the origin and nature of the underlying claim giving rise to such asserted Lien or security interest.

     Section 4.02.  Payment of Impositions. Grantor will duly pay and discharge,
                    ----------------------
or cause to be paid and discharged, all material Impositions not later than the day any fine or penalty may be added thereto or imposed, except such as are contested in good faith and by appropriate proceedings or where the failure to effect such payment is not adverse in any material respect to the Holders; provided, however, that Grantor may, if permitted by law and if such installment
--------  -------
payment would not create or permit the filing of a Lien against the Mortgaged Property, pay such Impositions in installments whether or not interest shall accrue on the unpaid balance of such Impositions.

     Section 4.03.  Repair. Grantor will keep the Morgaged Property in good
                    ------
condition, ordinary wear and tear excepted, and will make all necessary repairs, replacements, renewals, betterments and improvements and alterations thereof and thereto, interior and exterior, structural and non-structural, ordinary and extraordinary, foreseen and unforeseen all as in the judgment of the Grantor may be reasonably necessary for the proper conduct of the business carried in connection therewith, provided that nothing in this Section 4.03 shall prevent
                                                    ------------
the Grantor from discontinuing the maintenance of any of such properties if such discontinuance is, in the judgment of the Grantor, desirable in the conduct of the business of the Grantor and its Subsidiaries taken as a whole. Notwithstanding the foregoing, nothing contained in this Section 4.03 shall
                                                         ------------
limit the right of the Grantor to dispose of properties in any manner otherwise permitted by the Indenture.

     Section 4.04.  Insurance. Grantor will obtain and maintain insurance upon
                    ---------
and relating to the Mortgaged Property insuring against personal injury and death, loss by fire and such other hazards, casualties and contingencies (including business interruptions insurance and builder's all risk coverage) as are normally and usually covered by extended coverage policies in effect where the Land is located and with such insurers typical and prudent for properties similar to the Mortgaged Property. Each insurance policy issued in connection therewith shall provide by way of endorsements, riders or otherwise that (a) proceeds will be payable to Beneficiary as its interest may appear, it being agreed by Grantor that such payments shall be applied in accordance with the provisions of the Indenture; (b) the coverage of Beneficiary shall not be terminated, reduced or affected in any manner regardless of any breach or violation by Grantor of any warranties, declarations or conditions in such policy; (c) no such insurance policy shall be cancelled unless such insurer shall have first given Beneficiary thirty (30) days prior written notice thereof; and (d) Beneficiary may, but shall not be obliged to, make premium payments to prevent any cancellation, endorsement, alteration or reissuance and such payments shall be accepted-by the insurer to prevent same. Beneficiary shall be furnished with photocopies of each renewal policy evidencing the appropriate coverages as required not later than fifteen (15) days after the renewals have been completed, together with receipts or other evidence that the premiums thereon have been paid.

     Section 4.05.  Application of Insurance Proceeds. The proceeds of the
                    ---------------------------------
insurance of Grantor shall be applied in accordance with the provisions of the Indenture.

     Section 4.06.  Performance of Leases. Grantor covenants (a) not to assign
                    ---------------------
or grant a security interest in and to any of the Leases to any party other than Beneficiary or pursuant to the First Lien Deed of Trust without the prior written consent of Beneficiary, (b) at the request of Beneficiary, to execute and deliver all such further assurances and assignments in and to the Mortgaged Property as Beneficiary shall from time to time reasonably require, and (c) to deliver to Beneficiary copies of all Leases, regardless of whether such Leases were or are executed before or after the date hereof.

     Section 4.07.  Inspection. Grantor, at all reasonable times and upon
                    ----------
reasonable prior notice, will permit the Indenture Trustee and Beneficiary and their agents, representatives and employees to inspect the Mortgaged Property.

     Section 4.08.  Books and Records. Grantor will maintain full and accurate
                    -----------------
books of account and other records reflecting in all material respects the results of its operations of the Mortgaged Property. At any time and from time to time Grantor shall deliver to Beneficiary such other financial data as Beneficiary shall reasonably request with respect to the ownership, maintenance, use and operation of the Mortgaged Property, and Beneficiary shall have the right, at reasonable times and upon reasonable notice, to audit, examine and make copies or extracts of Grantor's books of account and records relating to the Mortgaged Property.

     Section 4.09.  Maintenance of Rights of Way, Easements, and Licenses.
                    -----------------------------------------------------
Grantor will maintain, preserve and renew all rights of way, easements, grants, privileges, licenses and franchises reasonably necessary for the use of the Mortgaged Property from time to time. Grantor shall comply in all material respects with all restrictive covenants which may at any time affect the Mortgaged Property, zoning ordinances and other public or private restrictions as to the use of the Mortgaged Property.

     (a) Grantor shall (i) comply in all material respects with all applicable Environmental Laws and obtain, keep and comply with Permits applicable to the operations of Grantor and the ownership, lease, or use of any Mortgaged Property; (ii) use commercially reasonable efforts to cause all Persons occupying any Mortgaged Property to comply with all such Environmental Laws and Permits; (iii) keep or cause to be kept all such Mortgaged Property free and clear of any Liens imposed pursuant to such Environmental Laws; and (iv) obtain and renew all material Permits required for ownership or use of any Mortgaged Property.

     (b) Grantor shall conduct any investigation, study, sampling and testing, and undertake any cleanup, removal, remedial or other action necessary to remove and cleanup all Hazardous Materials from any Mortgaged Property in accordance in all material respects with the requirements of all applicable Environmental Laws and any Legal Requirements.

     Section 4.10.  Environmental Indemnification and Hold Harmless.
                    -----------------------------------------------
          (a) Grantor agrees to defend, indemnify and hold harmless the Indemnified Parties from and against any and all claims, demands, judgments, settlements, damages, actions, causes of action, injuries, administrative orders, consent agreements and orders, liabilities, penalties, costs, including but not limited to any cleanup costs, mediation costs, response costs, and all expenses of any kind whatsoever, including claims arising out of loss of life, injury to persons, property, or business or damage to natural resources in connection with the activities of Grantor, its predecessors in interest, third parties who have trespassed on the Mortgaged Property, or parties in a contractual relationship with Grantor, or any of them, whether or not occasioned wholly or in part by any condition, accident or event caused by any act or omission of Indemnified Parties, which:

          (i) Arises out of the actual, alleged or threatened migration, spill, leach, pour, empty, inject, discharge, dispersal, release, storage, treatment, generation, disposal or escape of pollutants or other toxic or hazardous substances, including any solid, liquid, gaseous or thermal irritant or contaminant, including smoke, vapor, soot, fumes, acids, alkalis, chemicals, and waste (including materials to be recycled, reconditioned or reclaimed); or

          (ii) Actually or allegedly arises out of the use, specification, or inclusion of any product, material or process containing chemicals, the failure to detect the existence or proportion of chemicals in the soil, air, surface water or ground water, or the performance or failure to perform the abatement of any pollution source or the replacement or removal of any soil, water, surface water, or ground water containing chemicals.

          (iii) Arises out of the breach of any covenant, warranty, or representation of Grantor as it relates to the provisions of this Section 4.10.
                     ------------

          (iv) Arises out of a judicial or administrative action brought pursuant to any Environmental Law that relates to the Mortgaged Property.

     (b) Grantor, its successors and assigns, shall bear, pay and discharge when and as the same become due and payable, any and all such judgments or claims for damages, penalties or otherwise against Indemnified Parties, shall hold Indemnified Parties harmless for those judgments or claims, and shall assume the burden and expense of defending all suits, administrative proceedings, and negotiations of any description with any and all persons, political subdivisions or Governmental Authorities arising out of indemnified matters as set forth in Section 4.10(a) above.

(c) Grantor's indemnifications and representations made herein shall survive any termination or expiration of the documents relating to the Intercompany Note and/or the repayment of the Obligations, including, but not limited to, any foreclosure under this Deed of Trust or deed-in-lieu of foreclosure, it being understood and agreed that the indemnity given herein is independent of the Obligations and the Intercompany Note and the documents securing the Intercompany Note.

                                   ARTICLE 5
                                   ---------

                               NEGATIVE COVENANTS
                               ------------------

     Grantor hereby covenants and agrees with Beneficiary that, until the entire Obligations shall have been paid in full and shall have been fully performed and discharged:

     Section 5.01.  Use Violations. Grantor will not use, maintain, operate or
                    --------------
occupy, or allow the use, maintenance, operation or occupancy of, the Mortgaged Property in any manner which violates in any material respect any Governmental Requirement.

     Section 5.02.  Alterations. Grantor will not commit or permit any waste of
                    -----------
the Mortgaged Property that materially impairs Beneficiary's security hereunder.

     Section 5.03.  Replacement of Fixtures and Personalty. Except as permitted
                    --------------------------------------
by this Deed of Trust and the Indenture and except in the ordinary course of its business, Grantor will not, without the prior written consent of Beneficiary, permit any of the Fixtures or Personalty to be removed at any time from the Land or Buildings unless the removed item is removed temporarily for maintenance and repair or, if removed permanently, such removal and disposition does not affect materially and adversely the value of Grantor's casino and the Mortgaged Property taken as a whole or the removed item is replaced by an article of substantially equal utility and value, owned by Grantor and subject to the Liens created hereby, and free and clear of any other Lien or security interest except Permitted Encumbrances or such as may be first approved in writing by Beneficiary.

     Section 5.04.  No Further Encumbrances. Except to the extent permitted by
                    -----------------------
the provisions of the Indenture, Grantor will not, without the prior written consent of Beneficiary, create, place or permit to be created or placed, or through any act or failure to act, acquiesce in the placing of, or allow to remain, any mortgage, pledge, Lien (statutory, constitutional or contractual), security interest, encumbrance or charge on, or conditional sale or other title retention agreement (regardless of whether same are expressly subordinate to the Liens of this Deed of Trust) with respect to the Mortgaged Property, other than the Permitted Encumbrances and the First Lien Deed of Trust.

                                   ARTICLE 6
                                   ---------

                         EVENTS OF DEFAULT AND REMEDIES
                         ------------------------------

     Section 6.01.  Event of Default. The term "Event of Default", as used in
                    ----------------            ----------------
this Deed of Trust, shall mean the occurrence or happening, at any time and from time to time, of an Event of Default (as such term is defined thereunder) under the Indenture.

     Section 6.02.  Remedies. If an Event of Default shall occur and be
                    --------
continuing, Beneficiary may, at Beneficiary's election and by or through Deed Trustee or otherwise, exercise any or all of the following rights, remedies and recourses:

     (a)  Entry Upon Mortgaged Property.  Enter upon the Mortgaged Property and
          -----------------------------
          take exclusive possession thereof and of all books, records and accounts relating thereto. If Grantor remains in possession of all or any part of the Mortgaged Property during the continuance of an Event of Default and without Beneficiary's prior written consent thereto, Beneficiary may invoke any and all legal remedies to dispossess Grantor, including specifically one or more actions for forcible entry and detainer, trespass to try title and writ of restitution. Nothing contained in the foregoing sentence shall, however, be construed to impose any greater obligation or any prerequisites to acquiring possession of the Mortgaged Property during the continuance of an Event of Default than would have existed in the absence of such sentence.

     (b)  Operation of Mortgaged Property.  Hold, lease, manage, operate or
          -------------------------------
          otherwise use or permit the use of the Mortgaged Property, either itself or by other persons, firms or entities, in such manner, for such time and upon such other terms as Beneficiary may deem to be prudent and reasonable under the circumstances (making such repairs, alterations, additions and improvements thereto and taking any and all other action with reference thereto, from time to time, as Beneficiary shall deem reasonably necessary or desirable), and after the occurrence and continuance of an Event of Default, apply all Rents and other amounts collected by Deed Trustee or Indenture Trustee or Beneficiary in connection therewith in accordance with the provisions of the Indenture.

     (c)  Foreclosure and Sale.  Beneficiary shall have the right and option to
          --------------------
          proceed with foreclosure by directing the Deed Trustee, or his successors or substitutes in trust, to proceed with foreclosure and to sell, to the extent permitted by law, all or any portion of the Mortgaged Property at one or more sales, as an entirety or in parcels, at such place or places in otherwise such manner and upon such notice as may be required by law, or, in the absence of any such requirement, as the Beneficiary may deem appropriate, and to make conveyance to the purchaser or purchasers. Where the Mortgaged Property is situated in more than one county, notice as above provided shall be posted and filed in all such counties (if such notices are required by law), and all such Mortgaged Property may be sold in any such county and any such notice shall designate the county where such Mortgaged Property is to be sold. Nothing contained in this Section 6.02(c) shall be
                                                    ---------------
          construed so as to limit in any way the Deed Trustee's rights to sell the Mortgaged Property, or any portion thereof, by private sale if, and to the extent that, such private sale is permitted under the laws of the applicable jurisdiction or by public or private sale after entry of a judgment by any court of competent jurisdiction so ordering. Grantor hereby irrevocably appoints the Deed Trustee to be the attorney of Grantor and in the name and on behalf of Grantor to execute and deliver any deeds, transfers, conveyances, assignments, assurances and notices which Grantor ought to execute and deliver and do and perform any and all such acts and things which Grantor ought to do and perform under the covenants herein contained and generally, to use the name of Grantor in the exercise of all or any of the powers hereby conferred on the Deed Trustee. At any such sale: (i) whether made under the power herein contained or any other legal enactment, or by virtue of any judicial proceedings or any other legal right, remedy or recourse, it shall not be necessary for Deed Trustee to have physically present or to have constructive possession of, the Mortgaged Property (Grantor hereby covenanting and agreeing to deliver to Deed Trustee any portion of the Mortgaged Property not actually or constructively possessed by Deed Trustee immediately upon demand by Deed Trustee) and the title to and right of possession of any such property shall pass to the purchaser thereof as completely as if the same had been actually present and delivered to purchaser at such sale, (ii) each instrument of conveyance executed by Deed Trustee shall contain a general warranty of title, binding upon Grantor and its successors and assigns, (iii) each and every recital contained in any instrument of conveyance made by Deed Trustee shall conclusively establish the truth and accuracy of the matters recited therein, including, without limitation, nonpayment of the Obligations, advertisement and conduct of such sale in the manner provided herein and otherwise by law and appointment of any successor Deed Trustee hereunder, (iv) any and all prerequisites to the validity thereof shall be conclusively presumed to have been performed, (v) the receipt of Deed Trustee or of such other party or officer making the sale shall be a sufficient discharge to the purchaser or purchasers for its purchase money and no such purchaser or purchasers, or its assigns or personal representatives, shall thereafter be obligated to see to the application of such purchase money, or be in any way answerable for any loss, misapplication or nonapplication thereof, (vi) to the fullest extent permitted by law, Grantor shall be completely and irrevocably divested of all of its right, title, interest, claim and demand whatsoever, either at law or in equity, in and to the property sold and such sale shall be a perpetual bar both at law and in equity against Grantor, and against any and all other persons claiming or to claim the property sold or any part thereof, by, through or under Grantor, and (vii) to the extent and under such circumstances as are permitted by law, Beneficiary may be a purchaser at any such sale, and shall have the right, after paying or accounting for all costs of said sale or sales, to credit the amount of the bid upon the amount of the Obligations (in the order of priority set forth in Section 6.09 hereof) in lieu
                                             ------------
          of cash payment.

     (d)  Judicial Foreclosure:  Receivership.  Proceed by a suit or suits in
          -----------------------------------
          equity or at law, whether for the specific performance of any covenant or agreement herein contained or in aid of the execution of any power herein granted, or for any foreclosure hereunder or for the sale of the Mortgaged Property under the judgment or decree of any court or courts of competent jurisdiction, or for the appointment of a receiver pending any foreclosure hereunder or the sale of the Mortgaged Property under the order of a court or courts of competent jurisdiction or under executory or other legal process, or for the enforcement of any other appropriate legal or equitable remedy. Any money advanced by the Deed Trustee and/or the Indenture Trustee and/or Beneficiary in connection with any such receivership shall be a demand obligation (which obligation Grantor hereby expressly promises to pay) owing by Grantor to the Deed Trustee and/or Indenture Trustee and/or Beneficiary and shall bear interest from the date of making such advance by the Deed Trustee and/or Indenture Trustee and/or Beneficiary until paid at the Post-Default Rate.

     (e)  Trustee or Receiver.  Prior to, upon or at any time after,
          -------------------
          commencement of foreclosure of the Lien and security interest provided for herein or any legal proceedings hereunder, make application to a court of competent jurisdiction as a matter of strict right and without notice to Grantor or regard to the adequacy of the Mortgaged Property for the repayment of the Obligations for appointment of a receiver of the Mortgaged Property, and Grantor does hereby irrevocably consent to such appointment Any such receiver shall have all the usual powers and duties of receivers in similar cases, including the full power to rent, maintain and otherwise operate the Mortgaged Property upon such terms as may be approved by the court, and shall apply the Rents in accordance with the provisions of Section
                                                                         -------
          6.09 hereof.
          ----

     (f)  Other.  Exercise any and all other rights, remedies and recourses
          -----
          granted hereunder, or now or hereafter existing in equity or at law, by virtue of statute or otherwise.

     Section 6.03.  Separate Sales. The Mortgaged Property may be sold in one
                    --------------
or more parcels and in such manner and order as Deed Trustee, in his sole discretion, may elect, it being expressly understood and agreed that the right of sale arising out of any Event of Default shall not be exhausted by any one or more sales.

     Section 6.04.  Remedies Cumulative, Concurrent and Nonexclusive.
                    ------------------------------------------------
Beneficiary shall have all rights, remedies and recourses granted in the Intercompany Note and the other documents securing the Intercompany Note and available at law or equity, including specifically those granted by the UCC, and same (a) shall be cumulative and concurrent; (b) may be pursued separately, successively or concurrently against Grantor or others obligated under the Intercompany Note, or against the Mortgaged Property, or against any one or more of them, at the sole discretion of Beneficiary; (c) may be exercised as often as occasion therefor shall arise, it being agreed by Grantor that the exercise or failure to exercise any of same shall in no event be construed as a waiver or release thereof or of any other right, remedy or recourse; and (d) are intended to be, and shall be, nonexclusive.

     Section 6.05.  No Conditions Precedent to Exercise of Remedies. Neither
                    -----------------------------------------------
Grantor nor any other person hereafter obligated for payment of all or any part of the Indebtedness or fulfillment of all or any of the Obligations shall be relieved of such obligation by reason of (a) the failure of Deed Trustee to comply with any request of Grantor or any other person so obligated to foreclose the Lien of this Deed of Trust or to enforce any provisions of the other documents securing the Intercompany Note; (b) the release, regardless of consideration, of the Mortgaged Property or the addition of any other property to the Mortgaged Property; (c) any agreement or stipulation between any subsequent owner of the Mortgaged Property and Beneficiary extending, renewing, rearranging or in any other way modifying the terms of this Deed of Trust without first having obtained the consent of, given notice to or paid any consideration to Grantor, or such other person, and in such event Grantor and all such other persons shall continue to be liable to make payment according to the terms of any such extension or modification agreement unless expressly released and discharged in writing by Beneficiary; or (d) by any other act or occurrence save and except the complete payment of and the complete fulfillment of all of the Obligations.

     Section 6.06.  Release of and Resort to Collateral. Beneficiary may
                    -----------------------------------
release, regardless of consideration, any part of the Mortgaged Property without, as to the remainder, in any way impairing, affecting, subordinating or releasing the Lien or security interest created in or evidenced by this Deed of Trust or their stature as a second Lien and security interest (subject to Permitted Encumbrances) in and to the Mortgaged Property. For payment of the Obligations, Beneficiary may resort to any other security therefor held by Deed Trustee in such order and manner as Beneficiary may elect.

     Section 6.07.  Waiver of Redemption, Notice and Marshalling of Assets.
                    ------------------------------------------------------
  To the fullest extent permitted by law, Grantor hereby irrevocably and unconditionally waives and releases (a) all benefits that might accrue to Grantor by virtue of any present or future law exempting the Mortgaged Property from attachment, levy or sale on execution or providing for any appraisement, valuation, stay of execution, exemption from civil process, redemption or extension of time for payment; (b) except as herein expressly provided and in the Intercompany Note and the other documents securing the Intercompany Note, all notices of (i) any Event of Default, (ii) intent to accelerate the Obligations, (iii) acceleration of the Obligations, or (iv) Deed Trustee's election to exercise or his actual exercise of any right, remedy or recourse provided for under this Deed of Trust; and (c) any right to a marshalling of assets or a sale in inverse order of alienation. Grantor agrees, to the full extent that it may lawfully do so, that it will not at any time insist upon or plead or in any way take advantage of any appraisement, valuation, stay, marshalling of assets, extension, redemption or moratorium law now or hereafter in force and effect so as to prevent or hinder the enforcement of the provisions of this Deed of Trust or the indebtedness secured hereby, or any agreement between Grantor and Beneficiary or any rights or remedies Beneficiary may have thereunder, hereunder or by law.

     Section 6.08.  Discontinuance of Proceedings. In case Beneficiary shall
                    -----------------------------
have proceeded to invoke any right, remedy or recourse permitted hereunder or under the other documents securing the Intercompany Note and shall thereafter elect to discontinue or abandon same for any reason, Beneficiary shall have the unqualified right so to do and, in such an event, Grantor and Beneficiary shall be restored to their former positions with respect to the Obligations, the other documents securing the Intercompany Note, the Mortgaged Property and otherwise, and the rights, remedies, recourses and powers of Beneficiary shall continue as if same had never been invoked.

     Section 6.09.  Application of Proceeds. The proceeds of any sale of, and
                    -----------------------
the Rents and other amounts generated by the holding, leasing, operating or other use of, the Mortgaged Property or the Leases shall be applied upon the occurrence and during the continuance of an

Event of Default by Deed Trustee or Beneficiary (or the receiver, if one is appointed) to the extent that funds are so available therefrom in the following orders of priority:

     (a) first, to the payment of the reasonable costs and expenses of taking
         -----
     possession of the Mortgaged Property and of holding, using, leasing, repairing, improving and selling the same, including without limitation (i) reasonable trustees' and receivers' fees, (ii) court costs, (iii) reasonable attorneys' and accountants' fees, (iv) costs of advertisement and (v) the payment of any and all Impositions, Liens, security interests or other rights, titles or interests equal or superior to the Lien and security interest of this Deed of Trust (except those to which the Mortgaged Property has been sold subject and without in anyway implying Beneficiary's prior consent to the creation thereof and except for the First Lien Deed of Trust);

     (b) second to payment of the Obligations in such order and manner as
         ------
     Beneficiary may elect; and

     (c) third, to Grantor; or as otherwise required by any Governmental
         -----
     Requirement.

     Section 6.10.  Acceleration Following Certain Events. Notwithstanding
                    -------------------------------------
anything to the contrary contained in or inferable from any provision hereof, upon the occurrence of an Event of Default as defined in Section 6.01(i) or
Section 6.01(j) of the Indenture, any accrued but unpaid portion of the Obligations shall be automatically and immediately due and payable in full without the necessity of any notice or any other action on the part of Deed Trustee or Beneficiary or any other party.

     Section 6.11.  Indemnity. IN CONNECTION WITH ANY ACTION TAKEN BY THE DEED
                    ---------
TRUSTEE AND/OR INDENTURE TRUSTEE AND/OR BENEFICIARY PURSUANT TO THIS DEED OF TRUST, THE INDEMNIFIED PARTIES SHALL NOT BE LIABLE FOR ANY LOSS SUSTAINED BY GRANTOR RESULTING FROM ANY ACT OR OMISSION OF ANY INDEMNIFIED PARTY IN ADMINISTERING, MANAGING, OPERATING OR CONTROLLING THE MORTGAGED PROPERTY UNLESS SUCH LOSS IS CAUSED BY THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF AN INDEMNIFIED PARTY, NOR SHALL THE DEED TRUSTEE AND/OR INDENTURE TRUSTEE AND/OR BENEFICIARY BE OBLIGATED TO PERFORM OR DISCHARGE ANY OBLIGATION, DUTY OR LIABILITY OF GRANTOR. GRANTOR SHALL AND DOES HEREBY AGREE TO INDEMNIFY EACH INDEMNIFIED PARTY FOR, AND TO HOLD EACH INDEMNIFIED PARTY HARMLESS FROM, ANY AND ALL LIABILITY, LOSS OR DAMAGE WHICH MAY OR MIGHT BE INCURRED BY ANY INDEMNIFIED PARTY BY REASON OF THIS DEED OF TRUST OR THE EXERCISE OF RIGHTS OR REMEDIES HEREUNDER UNLESS SUCH LIABILITY, LOSS OR DAMAGE IS CAUSED BY THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF AN INDEMNIFIED PARTY; SHOULD THE DEED TRUSTEE AND/OR THE INDENTURE TRUSTEE AND/OR BENEFICIARY MAKE ANY EXPENDITURE ON ACCOUNT OF ANY SUCH LIABILITY, LOSS OR DAMAGE, THE AMOUNT THEREOF, INCLUDING COSTS, EXPENSES AND REASONABLE ATTORNEYS' FEES, SHALL BE A DEMAND OBLIGATION (WHICH OBLIGATION GRANTOR HEREBY EXPRESSLY PROMISES TO PAY) OWING BY

GRANTOR TO THE DEED TRUSTEE AND/OR THE INDENTURE TRUSTEE AND/OR BENEFICIARY AND SHALL BEAR INTEREST FROM THE DATE EXPENDED UNTIL PAID AT THE POST-DEFAULT RATE, SHALL BE A PART OF THE OBLIGATIONS AND SHALL BE SECURED BY THIS DEED OF TRUST AND ANY OTHER SECURITY INSTRUMENT. THE LIABILITIES OF THE GRANTOR AS SET FORTH IN THIS SECTION 6.11 SHALL SURVIVE THE TERMINATION OF THIS DEED OF TRUST.

     If any claim for indemnification by any of the Indemnified Parties arises out of a claim by a person other than the Indemnified Parties, Grantor shall conduct any proceedings or negotiations in connection therewith which are necessary to defend such Indemnified Party and shall take all such steps and proceedings as Grantor in good faith deems necessary to settle or defeat any such claims, and Grantor shall employ counsel to contest any such claims; provided, however, that Grantor shall reasonably consider the advice of the Indemnified Party as to the defense of such claims, and the Indemnified Party shall have the right to participate, including the right to retain its own counsel at its expense, in such defense (unless the Indemnified Party reasonably determines that a conflict exists between the interests of the Grantor and the interests of the Indemnified Party, in which case such independent counsel selected by the Indemnified Party shall be paid for by the Grantor). Reasonable counsel and auditor fees, filing fees and court fees of all proceedings, contests or lawsuits with respect to any such claims or asserted liability shall be borne by the Grantor and shall be part of the Obligations, except in the case where the Indemnified Party hires independent counsel without a reasonable determination that a conflict exists between the interests of the Grantor and the interests of the Indemnified Party and unless such claims or liability is caused by the negligence or willful misconduct of the Indemnified Party. If any such claim is made hereunder and the Grantor does not undertake the defense thereof, the Indemnified Party shall be entitled to undertake such litigation and settlement and shall be entitled to indemnity with respect thereto as provided herein.

     Section 6.12.  Environmental Matters. Beneficiary or Indenture Trustee, in
                    ---------------------
its sole discretion, may require, as a prerequisite to the commencement of any proceeding or the exercise of any remedy with respect to the Mortgaged Property, that it be provided evidence reasonably satisfactory to Beneficiary or Indenture Trustee that the Mortgaged Property is not contaminated by Hazardous Materials and that Beneficiary or Indenture Trustee shall not be subject to any material liability for any contamination if it undertakes such proceeding or remedy. Beneficiary or Indenture Trustee shall have the authority (but shall not be required) to (i) conduct environmental assessments, audits and site monitoring to determine compliance with Environmental Laws; (ii) take all appropriate remedial action to contain, clean up and remove any Hazardous Materials either on its own or in response to an actual violation of any environmental laws or proceeding with respect thereto; (iii) institute legal proceedings concerning environmental damage or contest and settle proceedings brought by any local, state or federal agency litigant; (iv) comply with any local, state or federal agency or court order directing an assessment, abatement or cleanup of Hazardous Materials; and (v) employ agents, consultants and legal counsel to assist or perform the above undertakings or actions. Grantor shall indemnify Beneficiary and Indenture Trustee for all reasonable costs, expenses and liabilities reasonably incurred by Beneficiary and Indenture Trustee in connection with any such undertaking or action unless such costs, expenses and liabilities are caused by the gross negligence or willful misconduct of the Beneficiary or the Indenture Trustee.

                                   ARTICLE 7
                                   ---------

                                  CONDEMNATION
                                  ------------

     Section 7.01.  General. Promptly upon its obtaining knowledge of the
                    -------
institution or the threatened institution of any proceeding for the condemnation of the Mortgaged Property, Grantor shall notify Indenture Trustee and Beneficiary of such fact. Grantor shall then, if requested by Beneficiary, file or defend its claim thereunder and prosecute same with due diligence to its final disposition and shall cause any awards or settlements to be paid over to Beneficiary for disposition pursuant to the terms of this Deed of Trust and the Indenture. Grantor may be the nominal party in such proceeding but Beneficiary shall be entitled to participate in and to control same and to be represented therein by counsel of its own choice, and Grantor will deliver or cause to be delivered to Beneficiary such instruments as may be requested by it from time to time to permit such participation. If the Mortgaged Property is taken or diminished in value, or if a consent settlement is entered, by or under threat of such proceeding, the award or settlement payable to Grantor by virtue of its interest in the Mortgaged Property shall be paid to Beneficiary to be held by it, subject to the Lien and security interest of this Deed of Trust, and disbursed pursuant to the terms of the Indenture.

                                   ARTICLE 8
                                   ---------

                          CONCERNING THE DEED TRUSTEE
                          ---------------------------

     Section 8.01.  No Required Action. Deed Trustee shall not be required to
                    ------------------
take any action toward the execution and enforcement of the trust hereby created or to institute, appear in or defend any action, suit or other proceeding in connection therewith where in his opinion such action will be likely to involve him in expense or liability, unless requested so to do by a written instrument signed by Beneficiary and, if Deed Trustee so requests, unless Deed Trustee is tendered security and indemnity satisfactory to him against any and all costs, expense and liabilities arising therefrom. Deed Trustee shall not be responsible for the execution, acknowledgment or validity of this Deed of Trust, or for the proper authorization thereof, or for the sufficiency of the Lien and security interest purported to be created hereby, and makes no representation in respect thereof or in respect of the rights, remedies and recourses of Beneficiary.

     Section 8.02.  Certain Rights. With the approval of Beneficiary, Deed
                    --------------
Trustee shall have the right to take any and all of the following actions: (a) to select, employ and advise with counsel (who may be, but need not be, counsel for Beneficiary) upon any matters arising hereunder, including the preparation, execution and interpretation of this Deed of Trust, and shall be fully protected in relying as to legal matters on the advice of counsel; (b) to execute any of the trusts and powers hereof and to perform any duty hereunder either directly or through his agents or attorneys; (c) to select and employ, in and about the execution of his duties hereunder, suitable accountants, engineers and other experts, agents and attorneys-in-fact, either corporate or individual, not regularly in the employ of Deed Trustee, and Deed Trustee shall not be answerable for any act, default or misconduct of any such accountant, engineer or other expert, agent or attorney-in-fact, if selected with reasonable care, or for any error of judgment or act done by Deed Trustee in good faith, or be otherwise responsible or accountable under any circumstances whatsoever, except for Deed Trustee's negligence or bad faith; and (d) to take any and all other lawful action as Beneficiary may instruct Deed Trustee to take to protect or enforce Beneficiary's rights hereunder. Deed Trustee shall not be personally liable in case of entry by him, or anyone entering by virtue of the powers herein granted him, upon the Mortgaged Property for debts contracted or liability or damages incurred in the management or operation of the Mortgaged Property. Deed Trustee shall have the right to rely on any instrument, document or signature authorizing or supporting any action taken or proposed to be taken by him hereunder, believed by him in good faith to be genuine. Deed Trustee shall be entitled to reimbursement for expenses incurred by him in the performance of his duties hereunder and to reasonable compensation for such of his services hereunder as shall be rendered. Grantor will, from time to time, pay the compensation due to Deed Trustee hereunder and reimburse Deed Trustee for, and save him harmless against, any and all liability and expenses which may be incurred by him in the performance of his duties other than as a result of Deed Trustee's negligence or willful misconduct.

     Section 8.03.  Retention of Moneys. All moneys received by Deed Trustee
                    -------------------
shall, until used or applied as herein provided, be held in trust for the purposes for which they were received, but need not be segregated in any manner from any other moneys (except to the extent required by law) and Deed Trustee shall be under no liability for interest on any moneys received by him hereunder.

     Section 8.04.  Successor Deed Trustees. Deed Trustee may resign by the
                    -----------------------
giving of notice of such resignation in writing to Beneficiary. If Deed Trustee shall die, resign or become disqualified from acting in the execution of this trust, or shall fail or refuse to execute the same when requested by Beneficiary so to do, or if, for any reason, Beneficiary shall prefer to appoint a substitute trustee to act instead of the aforenamed Deed Trustee, Beneficiary shall have full power to appoint a substitute trustee and, if preferred, several substitute trustees in succession who shall succeed to all the estates, properties, rights, powers and duties of the aforenamed Deed Trustee. Such appointment may be executed by any authorized agent of Beneficiary, and if such Beneficiary be a corporation and such appointment be executed in its behalf by any officer of such corporation, such appointment shall be conclusively presumed to be executed with authority and shall be valid and sufficient without proof of any action by the Board of Directors or any superior officer of the corporation. Grantor hereby ratifies and confirms any and all acts which the aforenamed Deed Trustee, or his successor or successors in this trust, shall do lawfully by virtue hereof.

     Section 8.05.  Perfection of Appointment. Should any deed, conveyance or
                    -------------------------
instrument of any nature be required from Grantor by any successor Deed Trustee to more fully and certainly vest in and confirm to such new Deed Trustee such estates, rights, powers and duties, then, upon request by such Deed Trustee, any and all such deeds, conveyances and instruments shall be made, executed, acknowledged and delivered and shall be caused to be recorded and/or filed by Grantor.

     Section 8.06.  Succession Instruments. Any new Deed Trustee appointed
                    ----------------------
pursuant to any of the provisions hereof shall, without any further act, deed or conveyance, become vested with all the estates, properties, rights, powers and trusts of its or his predecessor in the rights hereunder with like effect as if originally named as Deed Trustee herein; but nevertheless, upon the written request of Beneficiary or of the successor Deed Trustee, the Deed Trustee ceasing to act shall execute and deliver an instrument transferring to such successor Deed Trustee, upon the trusts herein expressed, all the estates, properties, rights, powers and trusts of the Deed Trustee so ceasing to act, and shall duly assign, transfer and deliver any of the property and moneys held by such Deed Trustee to the successor Deed Trustee so appointed in its or his place.

     Section 8.07.  No Representation by Deed Trustee. By accepting or approving
                    ---------------------------------
anything required to be observed, performed or fulfilled or to be given to Deed Trustee or Beneficiary pursuant to this Deed of Trust, including but not limited to, any officer's certificate, balance sheet, statement of profit and loss or other financial statement, survey, appraisal or insurance policy, neither Deed Trustee nor Beneficiary shall be deemed to have warranted, consented to, or affirmed the sufficiency, legality, effectiveness or legal effect of the same, or of any term, provision or condition thereof, and such acceptance or approval thereof shall not be or constitute any warranty, consent or affirmation with respect thereto by Deed Trustee or Beneficiary.

                                   ARTICLE 9
                                   ---------

                                 MISCELLANEOUS
                                 -------------

     Section 9.01.  Performance at Grantor's Expense. The cost and expense of
                    --------------------------------
performing or complying with any and all of the Obligations shall be borne solely by Grantor, and no portion of such cost and expense shall be, in any way or to any extent, credited against any installment on or portion of the Obligations.

     Section 9.02.  Survival of Obligations. Each and all of the Obligations
                    -----------------------
shall survive the execution and delivery of this Deed of Trust and the consummation of the loan called for therein and shall continue in full force and effect until the Obligations shall have been paid in full.

     Section 9.03.  Further Assurances. Grantor, upon the request of Deed
                    ------------------
Trustee or Indenture Trustee or Beneficiary, will execute, acknowledge, deliver and record and/or file such further instruments and do such further acts as may be reasonably necessary, desirable or proper to carry out more effectively the purpose of this Deed of Trust and to subject to the Liens and security interests thereof any property intended by the terms thereof to be covered thereby, including specifically but without limitation, any renewals, additions, substitutions, replacements, betterments or appurtenances to the then Mortgaged Property.

     Section 9.04.  Notices. All notices or other communications required or
                    -------
permitted to be given pursuant to this Deed of Trust shall be in writing and shall be considered as properly given if mailed by first-class United States mail, postage prepaid, registered or certified with return receipt requested, or by delivering same in person to the intended addressee or by prepaid telegram. Notice so mailed shall be effective upon its deposit. Notice given in any other manner shall be effective only if and when received by the addressee. For purposes of notice, the addresses of Beneficiary and Grantor shall be as set forth for each party on the signature page hereof; provided, however, that
                                                   --------  -------
either party shall have the right to change its address for notice hereunder to any other location within the continental United States by the giving of thirty (30) days' notice to the other party in the manner set forth above.

     Section 9.05.  No Waiver. Any failure by Deed Trustee or Indenture
                    ---------
Trustee or Beneficiary to insist, or any election by Deed Trustee or Indenture Trustee or Beneficiary not to insist, upon strict performance by Grantor of any of the terms, provisions or conditions of this Deed of Trust shall not be deemed to be a waiver of same or of any other terms, provision or condition thereof and Deed Trustee or Indenture Trustee or Beneficiary shall have the right at any time or times thereafter to insist upon strict performance by Grantor of any and all of such terms, provisions and conditions.

     Section 9.06.  Beneficiary's Right to Perform the Obligations. If Grantor
                    ----------------------------------------------
shall fail, refuse or neglect to make any payment or perform any act required by this Deed of Trust, then at any time thereafter, and without notice to or demand upon Grantor and without waiving or releasing any other right, remedy or recourse Beneficiary may have because of same, Beneficiary may (but shall not be obligated to) make such payment or perform such act for the account of and at the expense of Grantor, and shall have the right to enter upon or in the Land and Buildings for such purpose and to take all such action thereon and with respect to the Mortgaged Property as it may deem reasonably necessary or appropriate. If Beneficiary shall elect to pay any Imposition or other sums due with reference to the Mortgaged Property, Beneficiary may do so in reliance on any bill, statement or assessment procured from the appropriate Governmental Authority or other issuer thereof without inquiring into the accuracy or validity thereof. Similarly, in making any payments to protect the security intended to be created by this Deed of Trust, Beneficiary shall not be bound to inquire into the validity of any apparent or threatened adverse title, Lien, encumbrance, claim or charge before making an advance for the purpose of preventing or removing the same. Grantor shall indemnify Beneficiary for all losses, expenses, damage, claims and causes of action, including reasonable attorneys' fees, incurred or accruing by reason of any acts performed by Beneficiary pursuant to the provisions of this Section 9.06 or by reason of any
                                               ------------
other provision in this Deed of Trust unless such losses, expenses, damage, claims or causes of action are caused by Beneficiary's negligence or willful misconduct. All sums paid by Beneficiary pursuant to this Section 9.06 and all
                                                          ------------
other sums expended by Beneficiary to which it shall be entitled to be indemnified, together with interest thereon Post-Default Rate from the date of such payment or expenditure, shall constitute additions to the Obligations, shall be secured by this Deed of Trust and shall be paid by Grantor to Beneficiary upon demand.

     Section 9.07.  Covenants Running with the Land. All Obligations contained
                    -------------------------------
contained in the Intercompany Note and the documents securing the Intercompany Note are intended by the parties to be, and shall be construed as, covenants running with the Mortgaged Property.

     Section 9.08.  Successors and Assigns. All of the terms hereof shall apply
                    ----------------------
to, be binding upon and inure to the benefit of the parties hereto, their successors, assigns, heirs and legal representatives, and all other persons claiming by, through or under them.

     Section 9.09.  Severability. This Deed of Trust is intended to be performed
                    ------------
in accordance with, and only to the extent permitted by, all applicable laws and regulations of applicable Governmental Authorities. If any provision of any of this Deed of Trust or the application thereof to any person or circumstance shall, for any reason and to any extent, be invalid or unenforceable neither the remainder of the instrument in which such provision is contained nor the application of such provision to other persons or circumstances nor the other instruments referred to shall be affected thereby, but rather shall be enforced to the greatest extent permitted by law.

     Section 9.10.  Modification. This Deed of Trust may not be amended,
                    ------------
revised, waived, discharged, released or terminated orally, but only by a written instrument or instruments executed by the party against which enforcement of the amendment, revision, waiver, discharge, release or termination is asserted. Any alleged amendment, revision, waiver, discharge, release or termination which is not so documented shall not be effective as to any party.

     Section 9.11.  Counterparts. This Deed of Trust may be executed in any
                    ------------
number of counterparts, each of which shall be an original but all of which together shall constitute but one instrument.

     Section 9.12.  Applicable Law. THIS DEED OF TRUST SHALL BE GOVERNED BY AND
                    --------------
CONSTRUED ACCORDING TO THE LAWS OF THE JURISDICTION WHERE THE MORTGAGED PROPERTY IS LOCATED.

     Section 9.13.  Subrogation. If any or all of the proceeds of the
                    -----------
Intercompany Note have been used to extinguish, extend or renew any indebtedness heretofore existing against the Mortgaged Property, then, to the extent of such funds so used, the Obligations and this Deed of Trust shall be subrogated to all of the rights, claims, Liens, titles and interests (herein collectively referred to as the "Prior Liens") heretofore existing against the Mortgaged Property to
           -----------
secure the indebtedness so extinguished, extended or renewed and the Prior Liens, if any, are not waived but rather are continued in full force and effect in favor of Beneficiary and are merged with the Lien and security interest created herein as cumulative security for the repayment of the Obligations and the satisfaction of the Obligations. Foreclosure of the Liens created by this Deed of Trust shall also constitute foreclosure of the Prior Liens; provided,
                                                                    --------
however, if, as a matter of law, foreclosure under this Deed of Trust may not
-------
also constitute the foreclosure of the Prior Liens, then notwithstanding a foreclosure under this Deed of Trust, Beneficiary, Deed Trustee, and Indenture Trustee shall have, and they hereby reserve, all rights with respect to and the Prior Liens, including without limitation, the right after foreclosure under this Deed of Trust to seek a judicial foreclosure of any of the Prior Liens.

     Section 9.14.  No Partnership. Nothing contained in this Deed of Trust is
                    --------------
intended to, or shall be construed as, creating to any extent and in any manner whatsoever, any partnership, joint venture, or association between Grantor, Deed Trustee, Indenture Trustee, Beneficiary and any holder of the Intercompany Note, or in any way make Beneficiary or Deed Trustee, Indenture Trustee or any holder of the Intercompany Note, co-principals with Grantor with reference to the Mortgaged Property, and any inferences to the contrary are hereby expressly negated.

     Section 9.15.  Headings. The Article, Section and Subsection entitlements
                    --------
hereof are inserted for convenience of reference only and shall in no way alter, modify or define, or be used in construing, the text of such Articles, Sections or Subsections.

     Section 9.16.  Leasehold Provisions. (a) Grantor has entered into that
                    --------------------
certain Ground Lease dated as of October 11, 1993, executed by R.M. Leatherman and Hugh M. Magevney, III (collectively, together with any successor, "Lessor")
                                                                       ------
and Grantor, as Lessee, covering the premises (the "Lease", which term shall
                                                    -----
include any and all amendments and renewals of said lease). Grantor will at all times fully perform and comply in all material respects with all agreements, covenants, terms and conditions imposed upon or assumed by it as lessee under the Lease and Grantor further covenants that it will not do or permit anything to be done, the doing of which, or refrain from doing anything, the omission of which, will impair or would reasonably be expected to impair the security of this Deed of Trust. If Grantor shall fail so to do Beneficiary may (but shall not be obligated to) take any action Beneficiary deems reasonably necessary or desirable to prevent or to cure any default by Grantor in the performance of or compliance with any of Grantor's covenants or obligations under said Lease after reasonable prior notice to Grantor. Upon receipt by Beneficiary from the Lessor of any written notice of default by the lessee thereunder, Beneficiary may rely thereon and take any action as aforesaid after reasonable prior notice to Grantor to cure such default even though the existence of such default or the nature thereof be questioned or denied by Grantor or by any party on behalf of Grantor. Grantor hereby expressly grants to Beneficiary, and agrees that Beneficiary shall have, the absolute and immediate right to enter in and upon the real property described herein or any part thereof to such extent and as often as Beneficiary in its sole discretion deems reasonably necessary or desirable in order to prevent or to cure any such default by Grantor. Beneficiary may pay and expend such sums of money as Beneficiary in its sole discretion deems reasonably necessary for any such purpose, and Grantor hereby agrees to pay to Beneficiary, immediately and without demand, all such sums so paid and expended by Beneficiary, together with interest thereon from the date of each such payment at the Post-Default Rate. All sums so paid and expended by Beneficiary and the interest thereon shall be added to and be secured by the Lien of this Deed of Trust.

     (b) Except as permitted by the Indenture, Grantor will not surrender the leasehold estate and interest hereinabove described or terminate or cancel the Lease. If the Lease is for any reason terminated prior to the natural expiration of its term, and if, pursuant to any provision of the Lease or otherwise, Beneficiary or its designee shall acquire from the Lessor a new lease of all of any portion of the Land, Grantor shall have no right, title or interest in or to such new lease or the leasehold estate created thereof.

     (c) Beneficiary, by accepting this Deed of Trust, consents to the terms and provisions of the Lease, and the rights, titles and interests created in favor of the lessor thereunder shall not constitute a default under any provisions of this Deed of Trust.

     (d) Except as specifically provided in the Indenture, and as would not be adverse in any material respect to Beneficiary or the holders of the Notes, Grantor also covenants that it will not waive, modify or in any way alter the material terms of the Lease or cancel or surrender the Lease, or waive, excuse, condone or in any way release or discharge Lessor of or from the material obligations, covenants, conditions and agreements to be done and performed by Lessor under the terms of the Lease; and Grantor does by these presents expressly release, relinquish and surrender unto Beneficiary all its right, power and authority to cancel, surrender, amend, modify, waive or alter in any material way the terms and provisions of the Lease and any attempt on the part of Grantor to exercise any such right without the written authority and consent of

Beneficiary thereto being first had and obtained (which consent shall not unreasonably be withheld, conditioned or delayed) shall constitute an Event of Default hereunder.

     (e) Grantor hereby covenants (i) to give Beneficiary prompt notice in writing of any receipt by it of any notice of default from Lessor; (ii) to furnish to Beneficiary any and all information which it may reasonably request concerning the performance by Grantor of the material covenants imposed on Grantor under the Lease promptly after such request; and (iii) to permit forthwith Beneficiary or its representative at all reasonable times on reasonable notice and so long as the same shall not unreasonably interfere with the use or business at the Mortgaged Property by Grantor, to make investigation or examination concerning such performance.

     (f) The following shall apply to any proceeding (a "Bankruptcy") under
                                                         ----------
the Federal Bankruptcy Code or comparable law ("Bankruptcy Law") in which Lessor
                                                --------------
is the debtor:

                    (i) Grantor shall notify Beneficiary promptly after learning of the commencement or threat of commencement of any Bankruptcy affecting Lessor. Grantor promptly shall deliver to Beneficiary copies of any and all material notices, summonses, pleadings, applications, and other documents that Grantor receives in connection with any such Bankruptcy and any related proceedings.

                    (ii) If Lessor rejects or disaffirms, or seeks or purports to reject or disaffirm, the Lease pursuant to any Bankruptcy Law, then Grantor shall not exercise its right to treat the Lease as terminated under (S) 365(h) of the Federal Bankruptcy Code or any similar Bankruptcy Law, or any comparable right provided under any other Bankruptcy Law without Beneficiary's prior written consent, such consent not to be unreasonably withheld. Grantor's right under such circumstances to elect either to treat the Lease as terminated or to retain its rights under the Lease pursuant to Section 365(h) of the Federal Bankruptcy Code or any similar Bankruptcy Law, or any comparable right provided under any other Bankruptcy Law, shall be hereinafter referred to as the "365(h) Election".

                    (iii) Unless Beneficiary directs otherwise in writing, Grantor shall exercise the 365(h) Election in favor of Grantor's remaining in possession under the Lease at least five (5) Business Days prior to the last day on which the 365(h) Election may be exercised. Grantor hereby constitutes and appoints Beneficiary the true and lawful attorney-in-fact, coupled with an interest, of Grantor, empowered and authorized in the name, place and stead of Grantor to exercise the 365(h) Election in favor of Grantor's remaining in possession under the Lease in the event Grantor fails to do so within the time period set forth above. The foregoing appointment is irrevocable and continuing and such rights, powers and privileges shall be exclusive in Beneficiary, its successors and permitted assigns, so long as any part of the Obligations secured hereby remain unpaid or undischarged. Grantor acknowledges that Grantor's resulting occupancy and other rights, as adjusted by the effect of Federal Bankruptcy Code Section 365, are part of the Mortgaged Property and subject to the Lien of this Deed of Trust.

          Grantor further acknowledges that exercise of the 365(h) Election in favor of terminating the Lease would constitute waste prohibited by this Deed of Trust unless Beneficiary shall have consented to such termination, such consent not to be unreasonably withheld. Grantor acknowledges and agrees that the 365(h) Election is in the nature of a remedy available to Grantor under the Lease and is not a property interest that Grantor can separate from the Lease as to which it arises. Therefore, Grantor agrees and acknowledges that exercise of the 365(h) Election in favor of preserving the right to possession under the Lease shall not be deemed to constitute Beneficiary's taking or sale of the Mortgaged Property (or any element thereof) and shall not entitle Grantor to any credit against the Obligations secured hereby or otherwise impair Beneficiary's remedies hereunder or under the Indenture.

                    (iv) If Lessor rejects or disaffirms the Lease or purports or seeks to disaffirm the Lease pursuant to any Bankruptcy Law, then:
          (1) Grantor shall remain in possession of the premises demised under the Lease and shall perform all acts necessary for Grantor to remain in such possession for the unexpired term of the Lease (including all renewals available at the sole option of Grantor); and (2) all terms and provisions of this Deed of Trust and the Lien created hereby shall remain in full force and effect and shall extend automatically to all of Grantor's rights and remedies arising at any time under, or pursuant to, Federal Bankruptcy Code (S) 365(h), including all of Grantor's rights to remain in possession of the premises demised under the Lease.

                    (v) Following the occurrence and during the continuance of an Event of Default, if pursuant to Federal Bankruptcy Code (S) 365(h), or any other similar Bankruptcy Law, Grantor seeks to offset against rent owing under the Lease ("Ground Rent") the amount of any
                                               -----------
          claim for the payment of damages from Lessor's failure to perform under the Lease, or rejection of the Lease under any Bankruptcy Law (a "Lease Damage Claim"), then Grantor shall notify Beneficiary of its
           ------------------
          intent to do so at least twenty (20) days before effecting such offset. Such notice shall set forth the amounts proposed to be so offset and the basis for such offset. If Beneficiary reasonably believes that such offset is likely to materially adversely affect the security interest of Beneficiary in the Lease or otherwise materially adversely affect the Mortgaged Property, Beneficiary may object to all or any part of such offset, in which event Grantor shall not effect any offset of the amounts to which Beneficiary objects. If Beneficiary fails to object within such twenty (20) day period to such offset, then Grantor may effect such offset as set forth in Grantor's notice. Grantor shall indemnify Beneficiary against any loss or damage suffered by Beneficiary with respect to any offset by Grantor against Ground Rent, except to the extent of any loss or damage resulting from Beneficiary's gross negligence or willful misconduct.

          (g) Grantor hereby irrevocably appoints Beneficiary, during the existence of an Event of Default, as its true and lawful attorney-in-fact, to do, in its name or otherwise, any and all acts and to execute any and all documents which are necessary to preserve any rights of Beneficiary under or with respect to the Lease, including, without limitation, the right to effect any extension or renewal of the Lease, or to preserve any rights of Beneficiary whatsoever in respect of any part of the Lease (and the above powers granted to Beneficiary are coupled with an interest and shall be irrevocable.)

     The generality of the provisions of this Section 9.16 relating to the Lease
                                              ------------
shall not be limited by other provisions of this Deed of Trust and the Indenture setting forth particular obligations of Grantor which are also required of Grantor with respect to the Lease, the Improvements, or the Land.

     Section 9.17.  Gaming Authorities. Each of the provisions of this Deed of
                    ------------------
Trust is subject to, and shall be enforced in compliance with, the requirements of the Gaming Authorities.

     Section 9.18.  Indenture. This Deed of Trust is subject to the terms,
                    ---------
conditions and provisions of the Indenture. To the extent a term or provision of this Deed of Trust conflicts with the Indenture, the Indenture shall control with respect to the subject matter of such term or provision.

     Section 9.19.  Rights of Holders. No Holder shall have any independent
                    -----------------
rights hereunder other than those rights granted to individual Holders pursuant to Section 6.07 of the Indenture; provided that nothing in this Section 9.19
f                                 -------- ----
shall limit any rights granted to the Indenture Trustee under the Senior Secured Notes, the Indenture or the Collateral Documents.

     Section 9.20.  No Personal Liability of Directors, Officers, Employees and
                    -----------------------------------------------------------
Stockholders. No past, present or future director, officer, employee,
------------
incorporator or stockholder of the Grantor as such or any successor Person, as such, shall have any liability for any obligations of the Grantor under this Deed of Trust or for any claim based on, in respect of, or by reason of, such obligations or their creation.

     Section 9.21.  Exculpation Provisions.  EACH OF THE PARTIES HERETO
                    ----------------------
SPECIFICALLY AGREES THAT IT HAS A DUTY TO READ THIS DEED OF TRUST, AND AGREES THAT IT IS CHARGED WITH NOTICE AND KNOWLEDGE OF THE TERMS OF THIS DEED OF TRUST; THAT IT HAS IN FACT READ THIS DEED OF TRUST AND IS FULLY INFORMED AND HAS FULL NOTICE AND KNOWLEDGE OF THE TERMS, CONDITIONS AND EFFECTS OF THIS DEED OF TRUST; THAT IT HAS BEEN REPRESENTED BY INDEPENDENT LEGAL COUNSEL OF ITS CHOICE THROUGHOUT THE NEGOTIATIONS PRECEDING ITS EXECUTION OF THIS DEED OF TRUST, AND HAS RECEIVED THE ADVICE OF ITS ATTORNEY IN ENTERING INTO THIS DEED OF TRUST; AND THAT IT RECOGNIZES THAT CERTAIN OF THE TERMS OF THIS DEED OF TRUST RESULT IN ONE PARTY ASSUMING THE LIABILITY INHERENT IN SOME ASPECTS OF THE TRANSACTION AND RELIEVING THE OTHER PARTY OF ITS RESPONSIBILITY FOR SUCH LIABILITY. EACH PARTY HERETO AGREES AND COVENANTS THAT IT WILL NOT CONTEST THE VALIDITY OR ENFORCEABILITY OF ANY EXCULPATORY PROVISION OF THIS DEED OF TRUST ON THE BASIS THAT

THE PARTY HAD NO NOTICE OR KNOWLEDGE OF SUCH PROVISION OR THAT THE PROVISION IS NOT "CONSPICUOUS."

     Section 9.22.  Fraudulent Conveyance Savings Clause.  Notwithstanding any
                    ------------------------------------
provision of this Deed of Trust to the contrary, it is intended that neither this Deed of Trust nor any Lien granted by Grantor to secure the Obligations shall constitute a "Fraudulent Conveyance" (as defined below). Consequently, Grantor agrees that if the Deed of Trust, or any Liens securing this Deed of Trust, would, but for the application of this sentence, constitute a Fraudulent Conveyance, this Deed of Trust and each such Lien shall be valid and enforceable only to the maximum extent that would not cause this Deed of Trust or such Lien to constitute a Fraudulent Conveyance, and this Deed of Trust shall automatically be deemed to have been amended accordingly at all relevant times. For purposes hereof, a "Fraudulent Conveyance" means a fraudulent conveyance under Section 548 of the Bankruptcy Code (or any successor section) or a fraudulent conveyance or fraudulent transfer under the provisions of any applicable fraudulent conveyance or fraudulent transfer law or similar law of any state, nation or other governmental unit, as in effect from time to time.

                            [SIGNATURE PAGE FOLLOWS]

     IN WITNESS WHEREOF, Grantor has caused this Second Leasehold Deed of Trust, Security Agreement, Assignment of Leases and Rents, Fixture Filing, and Financing Statement to be executed and delivered as of the date first set forth above.

GRANTOR:                                HWCC-TUNICA, INC.

                                        By:
                                           --------------------------------
                                        Name:
                                             ------------------------------
                                        Title:
                                              -----------------------------

Address of Grantor/Debtor is:
Two Galleria Tower, Suite 2200
13455 Noel Road, LB48
Dallas, Texas 75240
Telephone:  (972) 716-3809

Address of Grantee/Beneficiary is:
Two Galleria Tower, Suite 2200
13455 Noel Road, LB48, Dallas, Texas 75240
Telephone:  (972) 716-3809

Address of Indenture Trustee is:
Two International Place, 4th Floor
Boston, Massachusetts 02110
Attention: Corporate Trust Administration
Telephone:  (617) 664-5219

STATE OF _______   )
                   )
COUNTY OF _______  )


     Personally appeared before me, the undersigned authority in and for said County and State on this ________ day of May, 1999, within my jurisdiction, the
within named ____________, who acknowledged that s/he is the          of HWCC-
TUNICA, INC., a Texas corporation, and that for and on behalf of said corporation and as its act and deed, s/he executed the above and foregoing instrument, after first having been duly authorized by said corporation to do so.


(Seal)                        ---------------------------------------
                              Notary Public in and for
                              The State of
                                          ---------------------------
                              County of
                                       ------------------------------

                              My Commission Expires:


                              ---------------------------------------

                                   EXHIBIT A
                                   ---------


                               Legal Description

                                   EXHIBIT B
                                   ---------

                            Permitted Encumbrances

     1. Liens on the assets of the Company and any Guarantor created by the Indenture and the Collateral Documents securing the Notes and the Note Guarantees;

     2.   Liens in favor of the Company or the Guarantors;

     3. Liens on property of a Person existing at the time such Person is merged with or into or consolidated with the Company or any Restricted Subsidiary of the Company; provided, however, that such Liens were in existence prior to the contemplation of such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with the Company or the Restricted Subsidiary;

     4. Liens on property existing at the time of acquisition thereof by the Company or any Restricted Subsidiary of the Company, provided that such Liens were in existence prior to the contemplation of such acquisition;

     5. Liens to secure the performance of statutory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business;

     6. Liens to secure Indebtedness permitted by clause (a) of Section 4.09 of the Indenture covering only inventory and accounts receivable;

     7. Liens to secure Indebtedness (including Capital Lease Obligations) permitted by clause (d) of the second paragraph of Section 4.09 of the Indenture covering only the assets acquired with such Indebtedness;

     8.   Liens of record on the date of the Indenture;

     9. Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded, provided that any reserve or other appropriate provisions as shall be required in conformity with GAAP shall have been made therefor;

     10. Liens arising from UCC financing statements regarding property leased by the Company or any of its Restricted Subsidiaries;

     11. Liens of carriers, warehousemen, mechanics, landlords, materialmen, repairmen or other like Liens arising by operation of law or in the ordinary course of business and consistent with industry practices and Liens on deposits made to obtain the release of such Liens if:

               (a) the underlying Obligations are not overdue for a period of more than 60 days, or

               (b) such Liens are being contested in good faith and by appropriate proceedings by the Company and adequate reserves with respect thereto are maintained on the books of the Company in accordance with GAAP, and

               (c) the Company is in compliance with the terms of the security documents applicable to such Liens;

     12. A Lien on a vessel to secure FF&E Financing or Capital Lease Obligations in accordance with Section 4.09(d) of the Indenture where (a) the creditor under such FF&E Financing or Capital Lease Obligations agrees to release such Lien upon satisfaction of the Obligations under such FF&E Financing or Capital Lease Obligations, (b) the creditor under such FF&E Financing or Capital Lease Obligations agrees to release such Lien upon payment of the proceeds from the sale of such vessel attributable to such FF&E Financing or Capital Lease Obligations, (c) the creditor under such FF&E Financing or Capital Lease Obligations acknowledges that such Lien does not create rights on the hull or other equipment constituting such vessel, but shall be limited to the FF&E specifically identified in such creditor's financing or lease and Lien documents, (d) such Lien is expressly subject and subordinate to the Liens granted in favor of the Trustee, (e) the creditor under such FF&E Financing or Capital Lease Obligations agrees to promptly notify the Trustee of the occurrence of any event of default under such creditor's financing or lease documents, and (f) the creditor under such FF&E Financing or Capital Lease Obligations acknowledges and agrees that it has no right to possess or use such vessel or anything on board such vessel, except for its right to come on board the vessel to inspect the related FF&E and, after the occurrence and continuance of an event of default under such creditor's financing or lease documents, to remove or repossess the subject FF&E, provided that such creditor's efforts to remove or repossess such FF&E shall be commercially reasonable and shall not damage the vessel, its hull or any other equipment constituting such vessel.

     13. Liens incurred in the ordinary course of business of the Company or any Restricted Subsidiary of the Company with respect to obligations that do not exceed Five Million Dollars ($5,000,000) at any one time outstanding.

     14. Liens incurred and pledges made in the ordinary course of business in connection with workers' compensation, unemployment insurance and Social Security benefits.